Exhibit 99.1

United States 12 Month Oil Fund, LP

Monthly Account Statement

For the Month Ended June 30, 2017

Statement of Income (Loss)

Income
Realized Trading Gain (Loss) on Futures	$(800,793)
Unrealized Gain (Loss) on Market Value of Futures	(2,812,717)
Dividend Income	14,286
Interest Income	55,804
ETF Transaction Fees	1,050
Total Income (Loss)	$(3,542,370)

Expenses
General Partner Management Fees	$52,525
Professional Fees	24,228
Brokerage Commissions	1,839
Non-interested Directors' Fees and Expenses	685
Prepaid Insurance Expense	491
NYMEX License Fee	1,313
Total Expenses	$81,081
Net Income (Loss)	$(3,623,451)

Statement of Changes in Net Asset Value

Net Asset Value Beginning of Month 6/1/17	$106,242,210
Additions (700,000 Shares)	11,527,211
Net Income (Loss)	(3,623,451)

Net Asset Value End of Month	$114,145,970
Net Asset Value Per Share (6,800,000 Shares)	$16.79

To the Limited Partners of United States 12 Month Oil Fund, LP:

Pursuant to Rule 4.22(h) under the Commodity Exchange Act, the undersigned represents that, to the best of his knowledge and belief, the information contained in the Account Statement for the month ended June 30, 2017 is accurate and complete.

/s/ Stuart P. Crumbaugh

Stuart P. Crumbaugh

Chief Financial Officer

United States Commodity Funds LLC, General Partner of United States 12 Month Oil Fund, LP

United States Commodity Funds LLC

1999 Harrison Street, Suite 1530

Oakland, CA 94612